Vericel Corporation 2022 Omnibus Incentive Plan
Restricted Stock Unit Award (Deferred) Agreement for Non-Employee Directors

Name of Participant:

No. of Restricted Stock Units:

Grant Date:

Vesting Start Date:

Pursuant to the Vericel Corporation 2022 Omnibus Incentive Plan as amended through the date hereof (the “Plan”), Vericel Corporation (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Participant named above. Each Restricted Stock Unit shall relate to one share of common stock, no par value per share (each, a “Share”) of the Company. Reference is also made to the Vericel Corporation Deferred Compensation Plan (the “Program”).

1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Participant, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) Shares have been issued to the Participant in accordance with the terms of the Plan, this Agreement and the Program.

2.Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse as to [100% of the number of Restricted Stock Units on the earlier of the first anniversary of the Vesting Start Date or the date of the first Annual Meeting of Stockholders following the Vesting Start Date (such date, the “Vesting Date”), provided that the Participant is providing services to the Company as a Director on the relevant Vesting Date] OR [33% of the number of the Restricted Stock Units on each anniversary of the Vesting Start Date over a three-year period (such date, the “Vesting Date”), provided that the Participant is providing services to the Company as a Director on the relevant Vesting Date]. Subject to the terms of the Plan and the Program, the Committee may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.Termination of Service. Subject to the discretion of the Committee to permit continued vesting of the Restricted Stock Units, if the Participant’s services as a Director terminates for any reason other than due to the Participant’s death or Disability prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units. Upon termination of the Participant’s services as a Director due to the Participant’s death or Disability, the restrictions and conditions of Paragraph 1 of this Agreement shall lapse as to 100% of the number of Restricted Stock Units. For purposes of this Award, “Disability” shall have the meaning set forth in Treas. Reg. Section 1.409A‑3(i)(4).

4.Issuance of Shares. As soon as practicable following the Settlement Date (but in no event later than the later of the last day of the calendar year in which such event occurs or two and one-half months after the Settlement Date occurs), the Company shall issue to the Participant the number of Shares equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Participant shall thereafter have all the rights of a stockholder of the Company with respect to such Shares. For purposes of this Agreement, “Settlement Date” means the earlier of (i) the date specified by the Participant in the Participant’s deferral election under the Company’s nonqualified deferred compensation plan, (ii) the date the Participant ceases to serve as a member of the Board of Directors of the Company and incurs a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”) and (iii) a Change in Control (as defined in the Plan), so long as such Change in Control also constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company (as such terms are defined in Section 409A).

5.Change in Control. In the event of a Change in Control, the Award shall (i) become fully vested and nonforfeitable on the day prior to the date of the Change in Control if the Participant is then providing services to the Company as a Director and (ii) terminate on the date of the Change in Control.

6.Incorporation of Plan and the Program. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 4.2 of the Plan, and the Program. Capitalized terms in this Agreement shall have the meaning specified in the Plan or in the Program, unless a different meaning is specified herein.

7.Section 409A of the Code. This Agreement is intended to be a compliant deferred compensation plan under Section 409A and shall be administered in accordance with the requirements of Section 409A. If the Participant is a “specified employee” (as defined in Section 409A) at the time of his or her separation from service and the Restricted Stock Units are settled on account of such separation from service, then the settlement shall be delayed for six months or until the Participant’s death, if earlier, to the extent required to avoid adverse taxation under Section 409A.

8.Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

9.Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Michigan, other than its conflict of laws principles.

10.Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11.Notices. All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Notices to the Company should be addressed to:

Vericel Corporation
64 Sidney Street
Cambridge, MA 02139
Attention: Chief Financial Officer

Notice to the Participant should be addressed to the Participant at the Participant’s address as it appears on the Company’s records.

The Company or the Participant may by writing to the other party, designate a different address for notices. If the receiving party consents in advance, notice may be transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.

12.No Obligation to Continue as a Director. Neither the Plan, the Program or this Award confers upon the Participant any rights with respect to continuance as a Director.

13.Entire Agreement; Modification. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or the Program or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

14.Data Privacy Consent. In order to administer the Plan, the Program and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

VERICEL CORPORATION

By:

__________________________________________

Title: President and CEO

PARTICIPANT

__________________________________________

[_____________]

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